Exhibit 10.24

THIRD AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This Third Amendment (“Third Amendment”), dated as of March 22, 2021 (the “Third Amendment Effective Date”), to Agreement and Plan of Merger is entered into by and between Sana Biotechnology, Inc., a Delaware corporation (“Parent”), and VentureLabs VI, Inc., a Delaware corporation, solely in its capacity as the Stockholders’ Representative (“Stockholders’ Representative”), and amends that certain Agreement and Plan of Merger dated as of December 20, 2018 by and among Parent, Stockholders’ Representative, Sana Biotechnology, IV, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Cobalt Biomedicine, Inc., a Delaware corporation (the “Company”), as amended by those certain amendments thereto dated as of January 29, 2019, and February 8, 2019 (the “Agreement”).

RECITALS

WHEREAS, Parent, Merger Sub, the Company and Stockholders’ Representative are parties to the Agreement.

WHEREAS, the Agreement includes terms for payment by Parent to Stockholders’ Representative or its designee of a Milestone Payment payable upon achievement of a Qualifying Valuation Milestone, which Qualifying Valuation Milestone includes terms of calculation which differ depending on whether or not Parent has consummated a Parent IPO.

WHEREAS, as of the Third Amendment Effective Date, Parent has consummated the Parent IPO, and Parent’s Common Stock commenced trading on a Trading Market on February 4, 2021.

WHEREAS, pursuant to Section 9.7 of the Agreement, the Agreement may be amended by an instrument in writing signed by Parent and Stockholders’ Representative.

WHEREAS, in light of the Parent IPO, Parent and Stockholder’s Representative wish to clarify and amend the terms of calculation for the Qualifying Valuation Milestone in accordance with Section 9.7 of the Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

2.Amendments to Section 9.1 of the Agreement.

a.	The term “Qualifying Valuation Event” as set forth in Section 9.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Qualifying Valuation Event” means, at any time prior to the twentieth (20th) anniversary of the Closing Date, a Thirty Day Volume Weighted Average Market Capitalization of Parent equal to or greater than $8,120,768,120.

b.	The term “QVM Valuation” as set forth in Section 9.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“QVM Valuation” means $2,706,922,707.

c.	The term “Thirty Day Volume Weighted Average Market Capitalization” is added to Section 9.1 of the Agreement with the meaning as follows:

“Thirty Day Volume Weighted-Average Market Capitalization” means, with respect to any thirty (30) consecutive Trading Day period, the amount that is equal to (i) the product of (a) the Volume Weighted Average Price for such thirty (30) consecutive Trading Day period multiplied by (b) the total number of outstanding shares of Common Stock of the Parent as of the last day of the calendar month in which such thirty (30) consecutive Trading Day period ends (excluding any repurchases during that calendar month), as reported by Parent’s transfer agent.

d.	The term “Trading Day” is added to Section 9.1 of the Agreement with the meaning as follows:

“Trading Day” means a day on which the principal Trading Market is open for trading.

e.	All references to the term “trading day” in the Agreement are hereby replaced with the term “Trading Day.”

f.	The term “Trading Market” is added to Section 9.1 of the Agreement with the meaning as follows:

“Trading Market” means the Nasdaq Global Select Market or any successors thereto, or, if not the Nasdaq Global Select Market or successor thereto, any other nationally recognized markets or exchanges on which the shares of Common Stock may become subsequently listed or quoted for trading on the date in question, which may include the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, or the New York Stock Exchange (or any successors to any of the foregoing).

3.Full Force and Effect; No Waiver of Rights.  Except as expressly modified by this Third Amendment, the Agreement is unmodified and this Third Amendment shall not impair the full force and effect of the Agreement and shall not constitute a waiver of any right held by any party under the Agreement.

4.General Provisions.  The provisions of Article VII (Termination) and Sections 5.10 (Confidentiality; Public Announcements), 9.2 (Notices), 9.4 (References), 9.6 (Assignment), 9.7 (Amendment; Modification), 9.8 (Waiver), 9.9 (Severability), 9.10 (Burden and Benefit), 9.11 (Governing Law), 9.12 (Consent to Jurisdiction), 9.13 (Waiver of Trial by Jury), 9.14 (Specific Performance), 9.15 (Cumulative Rights), 9.16 (Expenses), 9.17 (Representation by Counsel) and 9.18 (Execution and Counterparts) of the Agreement shall apply mutatis mutandis to this Third Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment or caused this Third Amendment to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

SANA BIOTECHNOLOGY, INC.

By:	/s/ Steven D. Harr, M.D.

Name: Steven D. Harr, MD

Title: Chief Executive Officer

VENTURELABS VI, INC.

By:	/s/ Noubar Afeyan

Name:

Title:

[Signature Page to Third Amendment to Agreement and Plan of Merger]